Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this registration statement on Form S-8 of our report dated March 14, 2008, relating to the 2007 consolidated financial statements of Indiana Community Bancorp (formerly Home Federal Bancorp) and subsidiaries, appearing in the Annual Report on Form 10-K of Indiana Community Bancorp for the year ended December 31, 2009.

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
Cincinnati, Ohio
May 3, 2010